                                                Exhibit 23(c)


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report to the Board of Directors of Copley Properties, Inc. dated March 15, 1996, included in or made a part of Amendment No. 4 of Registration Statement File No. 33-65337.



                                              ARTHUR ANDERSEN LLP

Boston, Massachusetts



April 12, 1996